UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 12, 2016

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01                      Regulation FD Disclosure.

On May 12, 2016, PTC Inc. closed the sale of $500 million aggregate principal amount of its 6.000% Senior Notes due 2024.  We used the net proceeds and other funds to repay $500 million of amounts outstanding under our credit facility.  Due to the effects of these transactions, we are updating our financial guidance for the third quarter and full year of fiscal 2016.

Our third quarter FY'16 GAAP EPS is expected to be ($0.02) to $0.03 and non-GAAP EPS is expected to be $0.28 to $0.33.  Our full-year FY'16 GAAP EPS is expected to be $0.04 to $0.11 and our non-GAAP EPS is expected to be $1.45 to $1.55.  There is no change to our previous FY'16 free cash flow guidance.

The Q3'16 and full year FY'16 non-GAAP EPS guidance exclude the estimated items shown in the table below and their income tax effects, as well as any discrete tax items (which are not known or reflected).

($ in millions)	Q3'16	FY'16

Effect of acquisition accounting on fair value of acquired deferred revenue	$1	$3
Stock-based compensation expense	14	66
Intangible asset amortization expense	15	58
Acquisition-related charges	0	2
Restructuring charges	8	50
Non-operating credit facility refinancing costs	-	2
Total Estimated GAAP adjustments	$38	$182
Numbers may not sum due to rounding.

Our reasons for the use of non-GAAP EPS and disclosure of the most directly comparable GAAP measure are provided on page 28 of our Annual Report on Form 10-K for the year ended September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: May 12, 2016	By:	/s/Andrew Miller
Andrew Miller
Executive Vice President and Chief Financial Officer